510 Burrard St, 3rd Floor
Date: April 12, 2013	Vancouver BC, V6C 3B9
www.computershare.com

To: All Canadian Securities Regulatory Authorities

Subject: INTERNATIONAL TOWER HILL MINES LTD.

Dear Sirs:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual General Meeting
Record Date for Notice of Meeting :	April 22, 2013 (AMENDED)
Record Date for Voting (if applicable) :	April 22, 2013 (AMENDED)
Beneficial Ownership Determination Date :	April 22, 2013 (AMENDED)
Meeting Date :	June 06, 2013
Marriott Pinnacle Hotel
Meeting Location (if available) :	Dundarave Room, 3rd Floor
1128 West Hastings Street
Vancouver, BC V6E 4R5
Issuer sending proxy related materials directly to NOBO:	Yes
Issuer paying for delivery to OBO:	No
Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	No
Beneficial Holders Stratification Criteria:
Number of shares greater than:	n/a
Holder Consent Type(s):	n/a
Holder Provinces-Territories:	n/a
NAA for Registered Holders	No
Registered Holders Stratification Criteria:
Number of shares greater than:	n/a
Holder Provinces-Territories:	n/a

Voting Security Details:

Description	CUSIP Number	ISIN
COMMON	46050R102	CA46050R1029

Sincerely,

Computershare
Agent for INTERNATIONAL TOWER HILL MINES LTD.